EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated August 18, 2006 with respect to the consolidated financial statements of Charys Holding Company, Inc. included in Amendment 2 to this Registration Statement on Form SB-2 as well as the reference to us under the heading “Experts.”

MILLER RAY HOUSER & STEWART LLP
/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia
October 10, 2006